UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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The Walt Disney Company
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2020 Investor Presentation © Disney

Executive Summary  Disney made significant progress on the transformative long-term strategic plan during fiscal 2019, including the Company’s business reorganization, completion of the acquisition and successful integration of 21st Century Fox assets, and enhancement of our direct-to-consumer strategy  Changes to CEO compensation made during and after fiscal 2019 are responsive to feedback gathered from extensive shareholder outreach, increase rigor of performance criteria and decrease pay quantum  Updates to fiscal 2020 compensation reflect the Company’s business reorganization and changing industry in which the Company operates  Our highly engaged and diverse Board remains focused on key priorities including oversight of management succession planning, strategic planning and risk management  Disney remains committed to supporting the well-being of its employees through company-wide initiatives  The Board recommends voting AGAINST the shareholder proposal requesting an annual report disclosing information regarding our lobbying policies and activities 2

Continued Innovation and Success Throughout the Business Combined Parks, Experiences and Products segment and established new Direct-to-Consumer & International segment  Restructuring capitalizes on the evolving media landscape and more directly aligns with Disney’s priorities for future growth  Creates a more effective, global framework to serve consumers worldwide, increase growth, and maximize shareholder value The most important strategic initiative of 2019, Disney+ launched November 12th; exemplifies Disney’s strong positioning for the future of media and entertainment Demonstrated success from strategy of managing yield to drive greater profitability and enhancing the guest experience Walt Disney Studios set an industry record in calendar 2019 with more than $11B in global box office, including the release of seven films grossing over $1B Renegotiated affiliate agreements for Disney networks with key distribution partners, resulting in new agreements that cover about 50% of our subscriber base Opened Star Wars: Galaxy's Edge at Walt Disney World and Disneyland Continued stellar performance of Marvel, Pixar and Disney films, including recent success of record-breaking Frozen 2 Successfully launched the ACC Network, featuring approximately 450 live ACC conference match-ups a year Over 3.5 million paid subscribers announced on Q4 earnings call as of November 7, 2019  Fox acquisition completed March 20, 2019; we announced on prior earnings calls that we expect the acquisition to be accretive to EPS before the impact of purchase accounting for fiscal 2021, and to realize over $2 billion of cost synergies by fiscal 2021  Acquisition has added a number of critical elements to the DTC strategy, including control of Hulu, which opens numerous growth opportunities, and access to a large library of quality content, IP, and talent 3 Successful Integration of 21st Century Fox Assets and Realization of Synergies Continued Underlying Performance Across Each Individual Business Segment Media Networks Studio Entertainment Direct-to-Consumer & International Parks, Experiences and Products Strategic Reorganization Across the Business Positions Disney for Future Growth

Strategic Growth and Transformation Drive Strong Returns Total Shareholder Return During Mr. Ige r ’s Tenure as CEO1 4 1 Represents TSR from September 30, 2005 through September 27, 2019 Outperformance of 336 percentage points vs. the S&P 500 over Mr. Iger’s tenure Under Mr. Iger’s leadership, Disney has created tremendous shareholder value driven by organic investments and successful integration of key acquisitions aligned with the Company’s transformation strategy, including recent success of the direct-to-consumer business

Iterative CEO Compensation Changes Directly Address Shareholder Feedback

In light of investor feedback, the Compensation Committee made substantive changes to Mr. Iger's total potential executive compensation on three separate occasions during and following fiscal 2019

1 Nov. 2018

Feedback: One-time performance-based equity award should have more rigorous performance criteria

Changes to one-time performance-based equity award[1]

- **Increased target to 65th percentile** (from 50th) of S&P 500 over a 3-year period
- **Decreased payout at 25th percentile** to 0% (from 50%)
- **Capped maximum payout** at 125% of target (from 150%)
- **Capped payout** at target in the event of negative TSR

Changes to future performance-based equity awards

- **Capped payout** at target in the event of negative TSR

2 Mar. 2019

Feedback: Increases in Mr. Iger's annual compensation that would have gone into effect after the closing of the 21st Century Fox transaction were too large

Changes to annual compensation levels[2]

- **Reduced total annual compensation by $13.5M**
  - $500K base salary decrease
  - $8M target bonus opportunity decrease
  - $5M target long-term incentive award opportunity decrease
- Reduced maximum opportunity for annual long-term performance awards subject to a total shareholder return performance objective from 200% to 150%

3 Dec. 2019

Feedback: Mr. Iger's overall compensation levels remain high

Changes to quantum of Mr. Iger's overall compensation levels

- **Eliminated the $5M completion bonus** that Mr. Iger would have received for fulfilling his commitment to complete the July 2019 term of his employment as outlined in his 2017 employment agreement amendment

Combined, these changes increased rigor of performance criteria and decreased pay quantum

- ↑ **Elevated rigor** of relative TSR performance measure
- ↓ **Decreased earning opportunity** at every point below 60.5th percentile
- ↓ **Decreased total annual compensation opportunity** that would have taken effect post-21st Century Fox transaction close by $13.5M
- ↓ **Additional $5M reduction** to what Mr. Iger's total compensation would have been

[1] *Held target value constant, which resulted in increased number of units to maintain the value of the award as of the date it was granted*

[2] *For each year between the closing of the 21st Century Fox Transaction and 2021; reflects changes relative to those that would have taken effect upon the close of the 21st Century Fox transaction*

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Compensation Program Evolution Reflects Changes in our Business Introduction of Return on Invested Capital (ROIC) Metric for Determining Performance-Based RSUs  The Compensation Committee determined that half of the annual performance-based restricted stock units granted in fiscal 2020 would vest based on three-year average ROIC, replacing relative EPS used in fiscal 2019 ROIC was determined to be a stronger indicator of the Company’s performance and shareholder value creation under the new Company structure after considering changes to the Company’s business and shareholder feedback  Changes to Media Peer Group to Reflect Changes at Disney and in the Broader Industry  Given consolidation within the media industry and reorganization of Disney’s business segments, the Compensation Committee made changes to the peer group for fiscal 2020 The fiscal 2020 Media Industry peer group includes more technology focused companies entering the media industry, excludes companies that no longer align with the Company’s core business, and retains current peers  Beginning of FY 2019 Media Industry Peer Group FY 2020 Media Industry Peer Group *Removed from Media Industry peer group in FY 2019 due to acquisitions **Added to Media Industry peer group for FY 2020 6 1 During fiscal 2020, CBS and Viacom merged into ViacomCBS Alphabet**Discovery** Amazon.com**Facebook** Apple**Netflix** AT&T**ViacomCBS1 Comcast CBS21st Century Fox* ComcastViacom Time Warner* The Compensation Committee has made the following changes to the executive compensation program applicable for the 2020 fiscal year to better align the program with Disney’s business reorganization

Structural Emphasis on Performance Based Pay in CEO Compensation Structure FISCAL 2019 CEO COMPENSATION STRUCTURE Pay Element Pay Philosophy Components Performance Element prior year and long-term, replaced Earnings Per Share Growth (50%) 7 ~91% of CEO pay is dependent on financial, strategic & share price performance To be by ROIC in FY 2020 3-Year Relative Performance Based RSUs (50%) 3-Year Relative Total Shareholder Return (50%) Stock Options (50%) Share Price Appreciation Other Performance (Strategic) (30%) After-Tax FCF (21%) ROIC (25%) Seg. Op. Inc. (25%) Cash PERFORMANCE BASED Annual Cash Incentive Awards  Rewards performance at the high end of ranges for financial performance measures to drive meaningful growth over the sustainable gains in shareholder value Annual Long-Term Equity Based Incentive Awards  Direct, substantial exposure to Disney’s stock price performance, to create alignment with shareholder interests and the long-term strategy of the Company Financial Performance (70%) Adjusted EPS (29%) Evaluated on an annual basis Cash FIXED Base Salary  Reflects job responsibilities and provides competitive fixed pay to balance performance-based risks

Highly Qualified Board of Directors Provides Strong Oversight The Carlyle Group appointed in 2019 67% ethnic / gender diversity Committee Chair in 2019 and Managing Partner, Nike, Inc. Priority Areas of Board Oversight Strategic Transformation  The Board played an integral role in overseeing the completion of the 21st Century Fox assets and realization of synergies Succession Planning  Reserve time at each regularly scheduled Board meeting to discuss succession planning as appropriate without the CEO present  Evaluation of potential internal candidates includes identifying the experience they should gain to develop the ability to succeed as eventual CEO Risk Management  The Board assesses major risk factors relating to the Company and its performance, such as cybersecurity and data privacy, and reviews measures to mitigate identified risks 8  Each of the Board’s committees also addresses risks that fall within its areas of responsibility Robert A. Iger Chairman and Chief Executive Officer, The Walt Disney Company Susan E. Arnold Independent Lead Director, Chair of Gov. and Nom. Committee Operating Executive, Mary T. Barra Chairman and Chief Executive Officer, General Motors 5 new directors since 2017 (shaded) 2 new committee chairs Maria ElenaMark G. Parker Lagomasino Appointed Compensation Chief Executive OfficerExecutive Chairman, WE Family Offices Derica W. Rice EVP, CVS Health; President, CVS Caremark Michael B. G. Froman Vice Chairman and President, Strategic Growth, Mastercard, Inc. Francis A. deSouza President and Chief Executive Officer, Illumina, Inc. Safra A. Catz Appointed Audit Committee Chair in 2019 Chief Executive Officer, Oracle Corporation Our Directors bring a diverse range of knowledge, perspective and experience from renowned global organizations Comp. Use the photos from 19-23688-1 - 19ZCX48801. CY FILE to replace these photos.

Overview of Disney’s ESG Governance  Direct leadership by C-Suite, including CFO, CHRO, and General Counsel in close coordination with CEO and business segment leaders  Regular reporting to Board and sub-committees on priority issues and specific inquiries  Ongoing assessments of priority ESG issues based on business impact, interests of external stakeholders, and opportunities to positively impact society  Annual performance reporting through CSR updates and websites  Detailed and publicly available policies and requirements on ESG topics  Strengthens operations and competitiveness in the marketplace Enhances risk management Attracts and engages talented employees 9 Disney is committed to operating an honorable and responsible company that delivers comfort to those in need and inspiration and opportunity to those who want to improve their world

Unparalleled Commitment to Our Employees

Disney is a cultural touchstone that inspires families around the world. We strive to maintain an environment that emboldens all 220,000+ employees and cultivates opportunities to help them live their best lives.


Competitive Pay

Offer **market-competitive pay** and reward outstanding performance

Establish a **compelling minimum start rate** of $15/hour for Disney Parks & Resorts employees in Anaheim & Orlando by 2021


Health & Wellness

Offer **leading, affordable, and customizable benefits** for full-time employees

Provide **onsite physical and mental health facilities and pharmacies**

Deliver new market-competitive and **comprehensive family planning benefits**


Flexibility & Family Support

Provide **care time, parental leave, and medical leave** with flexible definitions to accommodate family needs

Operate nine **onsite childcare centers** across the US and expand **childcare offerings at Disneyland Resort** through recent $10M annual investment


Community & Social Impact

Contribute to and care for the community through various social impact programs, including VoluntEARS, employee matching gifts, and Heroes Work Here


Professional & Personal Development

Develop leaders through unique learning experiences and **deliver over 150 different offerings per year**

Invest in US hourly employees to obtain an **education at no-cost** through Disney Aspire's $150M investment over five years

Gain **valuable experience** through Disney College and International Programs

Disney Aspire

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Shareholder Proposal on Lobbying Activities is Unnecessary and Would Create Redundancies  Shareholder proposal: Requests the Company prepare an annually-updated report disclosing additional information regarding lobbying activities The Company provides significant disclosure regarding political and lobbying activities — Significant disclosure on the Company’s website includes details of contributions to candidates for office on a semi-annual basis and reports on the issues lobbied on and the amounts spent on lobbying activities — In addition to filing reports regarding our lobbying with the U.S. House of Representatives and the U.S. Senate, the Company files extensive lobbying disclosure reports as required by state law Disney also recently enhanced disclosure following extensive shareholder engagement — In response to shareholder feedback, the Board decided to expand its annual lobbying disclosure to include policies on U.S. political giving and membership in industry and trade associations We are recognized as one of the leaders for political disclosure among S&P 500 companies — In 2019, the Center for Political Accountability’s Zicklin Index of Corporate Political Disclosure and Accountability ranked Disney among the First Tier of S&P 500 companies Our shareholders have not expressed support for this proposal, despite appearing on our ballot multiple consecutive years - This is the fifth year this proposal has been submitted, and it has failed to obtain majority support in any of its prior submissions     11 Sources of • Policies and • Additional• Policies https://www.thewaltdisneycompany.com/about/#policies https://www.thewaltdisneycompany.com/wp-content/uploads/2019/07/Political-Disclosure-Archive-2019.pdf https://www.thewaltdisneycompany.com/wp-content/uploads/2019/07/Political-Giving-and-Participation-in-the-Formulation-of-Public-Policy-2019-1.pdf The Board urges shareholders to vote AGAINST this proposal, which was submitted prior to the adoption of Disney’s updated policies. Additional disclosures would not be an efficient use of resources or benefit to shareholders in light of our existing market leading lobbying policies and disclosures

Cautionary Note on Forward Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include expectations regarding future business or financial performance and other statements. Forward-looking statements herein may contain words such as “expect,” “will,” similar expressions, and variations or negatives of these words. These statements ar e made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management doe s not undertake any obligation to update these statements. Actual events may differ materially from those expressed or implied. Such differences may result fro m actions taken by the Company, as well as from developments beyond the Company’s control, including changes in competitive conditions; consumer preferences; interna tional, political, regulatory, health concern and military developments; and changes in domestic and global economic conditions that may affect our businesses gene rally. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 28, 2019 under Item 1A, “Risk Factors”, Item 7, “Management’s Discussion and Analysis,” Item 1, “Business,” and in subsequent reports. 12